                            EXHIBIT 5 AND 23(b)

                         WARNER NORCROSS & JUDD LLP
                              ATTORNEYS AT LAW
                            900 OLD KENT BUILDING
                            111 LYON STREET, N.W.
                      GRAND RAPIDS, MICHIGAN 49503-2489

                          TELEPHONE (616) 752-2000
                             FAX (616) 752-2500




                              January 24, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: OLD KENT FINANCIAL CORPORATION
    OLD KENT DEFERRED COMPENSATION PLAN

Dear Ladies and Gentlemen:

    As general counsel for Old Kent Financial Corporation, a Michigan corporation (hereinafter called the "Company"), we have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws, and other corporate records and documents and have made such further examination as we have deemed necessary or advisable in order to enable us to render this opinion.

    Based upon the foregoing, we are of the opinion that:

    1. The Company has been duly organized and is validly existing under the laws of the State of Michigan.

    2. The Deferred Compensation Obligations of the Company under the Plan, when incurred in the manner described in its Form S-8
Registration Statement, are and will be legally issued, fully paid, non-assessable, binding obligations of the Company. It is further our opinion that the provisions of the Plan comply with all requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

    We hereby consent to the filing of this opinion and consent as an exhibit to the Registration Statement on Form S-8 covering the Deferred Compensation Obligations to be issued pursuant to the Old Kent Deferred Compensation Plan.

                           WARNER NORCROSS & JUDD LLP


                           By /S/ GORDON R. LEWIS
                                  Gordon R. Lewis
                                  A Partner